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                                                                   EXHIBIT 10.21

                                    AMENDMENT
                                       TO
                          AT&T WIRELESS SERVICES, INC.
                           DEFERRED COMPENSATION PLAN

      This Amendment is made to the AT&T Wireless Services, Inc. Deferred Compensation Plan, as most recently amended and restated effective January 1, 2002 (the "Plan"). All terms defined in the Plan shall have the same meanings when used herein. This Amendment shall be effective November 19, 2002. All provisions of the Plan not amended by this Amendment shall remain in full force and effect.

1.    SECTION 6.10.1(G) IS ELIMINATED IN ITS ENTIRETY.

2. SECTION 6.10.2 IS AMENDED BY MODIFYING THE LAST SENTENCE THEREOF TO READ AS FOLLOWS:

            In addition, if a Participant makes an unscheduled withdrawal election pursuant to Section 6.10.1 while he is an active employee of the Company, the Participant's Cash Compensation Deferral Agreement, Stock Option Gain Deferral Agreement, Performance Share Award Deferral Agreement, and Restricted Stock Deferral Agreement, if any, in effect as of the date the unscheduled withdrawal election is filed with the Committee shall be immediately terminated, and the Participant's right to make deferrals of Cash Compensation, Stock Option Gains, Performance Share Awards, or Restricted Stock Awards under the Plan shall be suspended until six months after the unscheduled withdrawal election is filed with the Committee.

      The Company has caused this Amendment to be executed on the date indicated below.

                                             AT&T WIRELESS SERVICES, INC.


Dated:                                       By
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                                               Its
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